EXHIBIT 32
CCFNB BANCORP, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with this Quarterly Report of CCFNB Bancorp, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lance O. Diehl, Chief Executive Officer of the Company, and I ,Jeffrey T. Arnold, Chief Financial Officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:
1.	this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this report fairly represents, in all material respects, the financial condition and result of operations of the Company.
Date: November 10, 2009

/s/ Lance O. Diehl
Lance O. Diehl
Chief Executive Officer

Date: November 10, 2009

/s/ Jeffrey T. Arnold
Jeffrey T. Arnold CPA, CIA
Chief Financial Officer